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                                                                    Exhibit 99.2

                           CONSOLIDATED WATER CO. LTD.
                             AUDIT COMMITTEE CHARTER
 PURPOSE

         The purpose of the Audit Committee of Consolidated Water Co. Ltd. (the "Corporation") is to act on behalf of the board of directors and to oversee all material aspects of the organization's financial reporting, control and audit functions, including but not limited to, reviewing the financial information to be provided to the Corporation's shareholders, reviewing the systems of internal controls established by the Corporation's officers and board of directors and selecting and evaluating the Corporation's independent accountants. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation's financial statements. Consistent with this purpose, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee shall provide assistance to the directors of the Corporation in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation.

MEMBERSHIP

         The Audit Committee shall be composed of not less than three (3) directors of the Corporation, each of whom is "independent" as such term is described in the rules of the Nasdaq Stock Market, Inc. ("Nasdaq") and the Securities Exchange Act of 1934 (the "Act") and the rules and regulations thereunder, as in effect from time to time. However, one (1) director may serve as a member of the Audit Committee for a period of no longer than two (2) years who does not qualify as "independent" under Nasdaq Rule 4200, if the Corporation's board of directors determines that such person's membership on the Audit Committee is required in the best interest of the Corporation and its shareholders. Each member of the Audit Committee shall be able to read and understand fundamental financial statements at the time of his or her appointment. All Audit Committee members will be financially literate, and at least one member shall qualify as an "audit committee financial expert," as such term is defined in the Instructions to paragraph (h)(1) of Item 401 of Regulation S-K, as in effect from time to time.

         The members of the Audit Committee shall be elected by the board of directors of the Corporation following each annual general meeting of shareholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation and removal. Unless the chairperson of the Audit Committee is elected by the full board of directors of the Corporation, the members of the Audit Committee may designate a chairperson by a majority vote of the full Audit Committee membership. The Chairperson of the Audit Committee shall be an "independent" director under the Nasdaq rules, as well as the Act and the rules and regulations promulgated thereunder.


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MEETINGS

         The Audit Committee shall generally hold regular meetings at least quarterly but more frequently if circumstances make that preferable. The chairperson of the Audit Committee has the power to call an Audit Committee meeting in person or by conference call whenever he or she thinks there is a need. Audit Committee agendas shall be the responsibility of the chairperson, with input from the other members of the Audit Committee. The Audit Committee may designate subcommittees of one or more of its members to report to the full Audit Committee. The majority of the members of the Audit Committee shall constitute a quorum.

         Minutes of the meetings of the Audit Committee shall be prepared by the chairperson or his or her designee and maintained at the Corporation. Draft minutes shall be circulated to members for approval. Resolutions by the Audit Committee may also be adopted by unanimous written consent of all members.

DUTIES AND RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

         o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

         o Select the independent auditors to audit the financial statements of the Corporation and its divisions and subsidiaries. The Audit Committee will also review and set any fees paid to the independent auditor and review and approve dismissal of the independent auditor.

         o Analyze and discuss with the independent auditors the fees charged to the Corporation for services rendered by the independent auditor.

         o Conduct an annual evaluation of the independence of the outside auditor, based in part on review and discussion of a formal written statement delineating all relationships between the auditor and the Corporation and any other relationships that may adversely affect the independence of the auditor.

         o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

         o Meet with the independent auditors and financial management of the Corporation to




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                  review the scope of the proposed audit for the current year and timely review of the Corporation's quarterly reports, and the audit procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

         o Review with the independent auditors and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review the Corporation's policy statements to determine their adherence to the Corporation's code of conduct.

         o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         o Establish policies and procedures for the engagement of outside auditors to provide non-audit services, including procedures for pre-approval of non-audit services permitted by law to be performed by the independent auditor outside the scope of the engagement letter, and consider whether the independent auditor's performance of such services, together with any other non-audit services being performed, is compatible with the auditor's independence.

         o Set clear hiring policies for employees or former employees of the independent auditors that meet the requirements set forth in Rule 2-01(c)(2)(ii) of Regulation S-X, as amended from time to time, and all applicable stock exchange or NASDAQ listing standards.

         o Review any material pending legal proceedings involving the Corporation and other contingent liabilities.

         o Review accounting and financial human resources and succession planning within the Corporation.

         o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the board of directors.

         o Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel and other experts for this purpose if, in its judgment, that is appropriate.



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         o        Review management's assertion on its assessment of the
                  effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

         o Establish policies and procedures to receive and process: (1) complaints received by the Corporation concerning accounting, internal accounting controls or auditing matters, and (2) the confidential anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

         o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principals and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

         o Review and discuss with management and the independent auditor any material financial or other arrangements of the Corporation which do not appear on the financial statements of the Corporation.

         o Establish policies and procedures providing for Audit Committee review and approval of all "related party transactions" for potential conflicts of interest. For purposes of this provision, "related party transactions" refer to transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934.

         o Review and discuss with management and the independent auditors any accounting policies and estimates which may be viewed as critical to the Corporation and any significant changes in the accounting policies of the Corporation and accounting and financial proposals that may have a significant impact on the Corporation's financial reports.



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         o        On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

         o Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the Independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Audit Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

         o Review the Company's disclosure in the proxy statement for its annual general meeting of shareholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.






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